UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 17, 2015

PREMIER FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-20908

Kentucky	61-1206757
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

2883 Fifth Avenue Huntington, West Virginia	25702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (304) 525-1600

Not Applicable
Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07  Submission of Matters to a Vote of Security Holders

On June 17, 2015, Premier Financial Bancorp, Inc. (“Premier”) held its annual meeting of shareholders. The results of voting on the resolutions set forth in the annual meeting proxy statement follow:

(a)	Annual meeting of the shareholders was held June 17, 2015.

(b)	All director nominees were elected.

(c)	Certain matters voted upon at the meeting and the votes cast with respect to such matters are as follows:

(i)      The following were elected as directors of the Premier for a term of one year.

Director	Votes Received	Votes Withheld	Broker Non-votes
1. Toney K. Adkins	4,209,135	138,965	2,893,955
2. Philip Cline	4,210,145	137,955	2,893,955
3. Harry Hatfield	4,216,435	131,665	2,893,955
4. Lloyd G. Jackson, II	4,216,036	132,064	2,893,955
5. Keith F. Molihan	4,170,189	177,911	2,893,955
6. Marshall T. Reynolds	3,806,833	541,267	2,893,955
7. Neal Scaggs	4,169,895	178,205	2,893,955
8. Robert W. Walker	4,211,890	136,210	2,893,955
9. Thomas W. Wright	4,215,460	132,640	2,893,955

(ii)      Ratification of Crowe Horwath LLP as independent auditors of Premier for 2015.  Votes for 7,196,514; votes against 30,363; votes abstained 15,178.

(iii)     Approve proposal on executive compensation in an advisory vote.  Votes for 4,102,416; votes against 75,204; votes abstained 170,480; broker non-votes 2,893,955.

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER FINANCIAL BANCORP, INC.
                            (Registrant)

/s/ Brien M. Chase
Date: June 19, 2015                                                                           Brien M. Chase, Senior Vice President
  and Chief Financial Officer